UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

GATOS SILVER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39649	27-2654848
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

8400 E. Crescent Parkway, Suite 600	80111
Greenwood Village, CO	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 784-5350

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GATO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported by Gatos Silver, Inc. (the “Company”) in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 17, 2021, the Company announced the departure of John Kinyon, the Company’s former Chief Operating Officer, effective as of August 16, 2021 (the “Separation Date”). On September 1, 2021, the Company entered into a separation agreement (the “Separation Agreement”) with Mr. Kinyon specifying the terms of his termination of service with the Company.

Pursuant to the Separation Agreement, Mr. Kinyon is entitled to any base salary and annual bonus from the previous calendar year to the extent accrued but unpaid as of the Separation Date, any accrued but unused vacation in accordance with Company policy, and all business expenses that were incurred and not reimbursed but eligible for reimbursement. Mr. Kinyon is also entitled to a prorated amount of the current calendar year annual bonus, which will be paid at the same time as such bonuses are paid to the Company’s other executives (but in no event later than March 15, 2022).

Additionally, subject to Mr. Kinyon not revoking the Separation Agreement within seven calendar days following its execution, the Company will pay Mr. Kinyon (i) 12 months of base salary in a lump sum; (ii) an amount of $294,682, equivalent to the preceding year’s bonus (which is in addition to the preceding year bonus that he has already received); (iii) if he timely elects continuation coverage under COBRA, payment by the Company on his behalf of the portion of the monthly premiums for his group health insurance (including coverage of his dependents) that the Company paid immediately prior to his termination, for the 18 months following his termination; and (iv) 50% of his attorney’s fees not to exceed $2,500. The Separation Agreement further provides that all of Mr. Kinyon’s stock options shall fully vest and remain exercisable until the earlier of (x) October 13, 2022 or (y) the expiration of the original option term.

The Separation Agreement also includes a release of claims, confidentiality and other provisions customary for an agreement of this type.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, dated as of September 1, 2021, between Gatos Silver, Inc. and John Kinyon

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATOS SILVER, INC.

Date: September 2, 2021	By:	/s/ Roger Johnson
Roger Johnson
Chief Financial Officer